EXHIBIT 10.4

                                     TEAMING
                                        &
                            NON-DISCLOSURE AGREEMENT

                                     For the

               Retail Kiosk Delivery System - Power Photo project



     This TEAMING AGREEMENT is made as of the 11th day of November, l999, amongst the following companies:

Company                  Address                       Primary Contact          Telephone
                                                                                Facsimile
                                                                                  E-Mail
--------------------------------------------------------------------------------------------
Sybase Canada Limited    One Robert Speck Parkway      Ron Allen                905 273-8562
                         Mississauga, Ontario          Senior Practice Manager  905 273-8580
                         Canada L4Z 3M3                                         ron.allen@sybase.com

Advanced Kiosk           181 Whitehall Drive           Don Huppe                905 415-5120
Services, Inc.           Markham, Ontario              President
                         Canada L3R 9T1                                         dhuppe@pathcom.com

Power Photo Kiosk Inc.   181 Whitehall Drive           Ron Thompson             905 948-9600
                         Markham, Ontario              President                905 948-8377
                         Canada L3R 9T1                                         ront@powerphoto.net

Integrated Kiosks Inc.   397 Humberline Drive          Mike Parker              416 675-3953
                         Unit # 7,                     President                416 675-5865
                         Rexdale, Ontario                                       kiosks@msn.com
                         Canada M9W 5T5


     HEREINAFTER REFERRED TO AS THE "TEAMING PARTNERS".



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     Whereas,  the Teaming  Partners each posses,  own or have rights to product and/or service capabilities and capacities and/or hardware and/or software technology with relevance specifically to the Retail Kiosk Delivery System - Power Photo Project.

     And further, the Teaming Partners intend on delivering the products and services, awarded as a result of the collective Proposal to Advanced Kiosk Services, Inc., collectively as a "Team".

     Now, therefore, in consideration of the mutual promises and covenants contained herein, the Teaming Partners agree as follows:


     1. Definitions

     1.1 "Agreement" means this Teaming Agreement, together with any Exhibits, any other referenced documents and any Addenda attached hereto, duly agreed and executed by each of the Teaming Partners.

     1.2 "Teaming Partners" means those firms listed above as such and who's authorized signing officers have executed this Agreement and each Exhibit and each Addenda attached hereto.

     1.3  "Team" means the collection of the Teaming Partners.

     1.4 "Bid/Response/Proposal" are interchangeable and each means the total and any part or component thereof the corporate, technical, product, service and financial information and documentation offered by or through the Team for the Power Photo Project to illustrate, detail or otherwise state the capabilities and capacities, approach, product and services that the Team will deploy, employ, assign and/or sell to Advanced Kiosk Services, Inc.


     2. Project Management

Each of the Teaming Partners agrees that the Project efforts will be led and coordinated by Sybase Canada Limited personnel.

Further, each of the Teaming Partners agrees that any of the related efforts required from any or any combination of the Teaming Partners will be led and coordinated by Sybase Canada Limited personnel.

Sybase Canada Limited will use reasonable efforts to maintain  continuity in the
personnel  involved  with  leading  and  coordinating   efforts  throughout  the
pre-award and post-award periods.

Sybase Canada Limited will provide the test and development environments, to be located at it's Mississauga offices. Where necessary and effective, staff, equipment, software, etc. will be made available by each Teaming Partner to be employed at the offices of Sybase Canada Limited in Mississauga, Ontario.


     3. Proposal Preparation & Submission & Thereafter, As Required

Each Teaming Partner will be responsible to supply any relevant and required corporate, technical, product, service and financial information for the individual Company's area (s) of participation.

Each Teaming Partner will be responsible for assessing their technical and functional ability levels, and the associated costs of bringing to the requirements, its own products and services. Furthermore, each Teaming Partner will make the necessary personnel available to the lead/co-ordinator, Sybase Canada Limited personnel for clarification, rework and additional information.

It is recognized that differences of opinion will occur as to the technical requirements and therefore the resources needed to meet any given mandatory requirement. In such an event, the lead/co-ordinator, Sybase Canada Limited personnel will present the case to at least one- (1) other independent Teaming Partner. The consulted Teaming Partner will determine the mitigation to be pursued, i.e. time/scope/cost.

The lead/coordinator, Sybase Canada Limited personnel will obtain the written approval of the individual Teaming Partner concerned and at least one- (1) other of Advanced Kiosk Services, Inc., Power Photo Kiosk Inc. or Integrated Kiosks Inc. before altering any costing or pricing information.

It is recognized that a contingency pricing factor will be considered whenever the effort to satisfy a mandatory requirement involves more than a person week. Any resulting individual contingency will not exceed twenty-five percent (25%) of the value of the agreed work needed to meet the specific mandatory.

Given the agreement of each of the Teaming Partners, an overall Project contingency factor may be employed to determine the final cost/price offered to the end client.

Each Teaming Partner agrees that it will team ONLY with the group named as parties to this Agreement collectively for preparation and submission, and in the event of award the delivery of the specifically named Proposal and Project, being the Retail Kiosk Delivery System - Power Photo Project.

Work towards the final solution will be done as per the Detailed Work Plan, being a living and evolving document and initially to be agreed to on or about November 11, 1999. The finalized and agreed to Detailed Work Plan will constitute Appendix A to this Agreement.


     4. Revenues from Award of Project

The Retail Kiosk Delivery System - Power Photo Project, having been won by the Team, will result in the direct revenues for product and services for each Teaming Partner's participation accruing to that particular Teaming Partner.

This is not meant to and will not preclude any sub-contracting between or outside of the Teaming Partners.


     5. Rights and Ownership's of Other Related Technology

Any rights and ownership's held by the parties to any intellectual property, licenses, patents, trademarks, copyrights, registrations, etc. will remain as these were prior to the execution of this Teaming Agreement.

Any intellectual property developed solely by an individual Teaming Partner remains the property of that Teaming Partner and no rights or interest thereto will be assigned to any of the other Teaming Partners collectively, or individually.


     6. Indemnification

The Teaming Partners agree to indemnify each other and to hold each other and their respective directors, employees and agents harmless from all costs, loss, liability and expense (including court costs and reasonable fees of attorneys and expert witnesses) incurred as a result of any claims or demands brought against or incurred by any other Teaming Partner or combination of Teaming Partners or their respective directors, employees or agents, arising from or in connection with any representations, warranties or guarantees made by the individual Teaming Partner to any third parties concerning the product (s), hardware and/or software and/or services which are inconsistent with or in addition to those made by Teaming Partner responsible for the product (s) and/or services, as per this Agreement.

Any representations made prior to the submission of the Proposal, during the subsequent events leading to any award or after any award, during implementation and delivery, will be made as a Team, specifically through if not by the lead and coordinating Teaming Partner, Sybase Canada Limited personnel, in due consultation with any Teaming Partner (s) directly and indirectly involved.



     7. Use of Teaming Partners' Names

Any Teaming Partner can disclose to third parties the participants, Teaming Partners who have agreed to and executed this Agreement, in the strict context, not detail of this Agreement.

None of the Teaming Partners will use any other Teaming Partner's name or refer to any other Teaming Partner in any press release, advertising or marketing literature, without the prior written approval of the Teaming Partner who's name is to be used.

     8. Non-Disclosure

In   the    performance   of   any   of   a   particular    Teaming    Partner's
responsibilities/obligations under this Agreement, employees of each Teaming Partner may be exposed to confidential information and materials of the others.

Each Teaming Partner agrees for themselves and all of their employees (and sub-contractors, if applicable) that such information will be kept confidential and not disclosed to third parties.

Items will not be  considered  to be  Confidential  Information  if:

     (i)  already available to the public;

     (ii) independently developed by personnel o agents of one Teaming Partner without access to the Confidential Information of the other;

     (iii)already  known to the  recipient  at the time of  disclosure;  or

     (iv) produced in compliance with applicable law or a court order, provided the receiving Teaming Partner first gives the disclosing Teaming Partner reasonable notice of such law or order.

Each of the Teaming Partners agrees to keep as "Confidential" any confidential information, perceived as material or otherwise, obtained by it or its employees from or in regard to another Teaming Partner, its products or services.

     9. Protection of Employees

Each Teaming Partner is prohibited, for the duration of this Agreement and for twelve- (12) months afterwards, from hiring any other Teaming Partner's employees who work on any tasks or activities associated with this Agreement, without the prior written consent of the employing Teaming Partner.

     10. Qualified Personnel

Each Teaming Partner warrants that any required services will be performed by qualified personnel in a professional manner conforming to generally accepted industry standards and practices.

     11. Services Warranty & Limited Liability

EXCEPT AS OTHERWISE EXPRESSLY STATED IN ANY INDIVIDUAL TEAMING PARTNER'S WARRANTIES OR DOCUMENTATION, NO EXPRESS OR IMPLIED WARRANTY IS MADE WITH RESPECT TO THE SERVICES OR GOODS TO BE SUPPLIED BY ANY TEAMING PARTNER HEREUNDER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.



NONE OF THE TEAMING PARTNERS WARRANT THE RESULTS OF ANY SERVICES.

THE TOTAL LIABILITY, IF ANY, OF A TEAMING PARTNER INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OR FAILURE OF WARRANTY, OR OTHERWISE, WILL NOT IN ANY EVENT EXCEED THE FEES ACCRUING TO THAT TEAMING PARTNER UNDER THIS AGREEMENT.

NONE OF THE TEAMING PARTNERS BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA, OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, DUE OR ACCRUED TO OR PRECIEVED TO BE ACCRUED TO OTHER PARTNERS, AS A RESULT OF OR DUE TO OTHER PARTNERS ACTIONS OR INACTIONS.

THIS SECTION WILL SURVIVE TERMINATION OF THIS AGREEMENT.

     12. Tools (Hardware and Software), Methodologies, Approaches, etc.


Any or all of the Teaming Partners may use certain proprietary approaches, methodologies and/or hardware and/or software tools (e.g. SQL Monitor,
PowerDesigner) and the associated documentation (e.g. "Sybase Tool Kit") in performing services related to their respective product and/or service responsibilities and obligations under this Agreement.

Any such proprietary, approach, methodology, tool or such is owned by the respective Teaming Partner or its suppliers who will at all times retain all rights, title and interest therein.

Each of the Teaming Partners agrees not to use such tools for any purpose, relicense, copy in whole or in part, modify, reverse engineer, decompile or disassemble the proprietary approach, methodology, tool or such, without the prior written approval of respective Teaming Partner, original owner.

Access will be restricted to those who need to know and any information gained by such use will be treated as Confidential Information and returned promptly, within twenty- four- (24) hours of termination of this Agreement for any reason.

     13. General Provisions

          Term & Termination

Should the Team not be awarded a contract as a result of its Proposal, then; this Agreement is terminated immediately.

Should the Team be awarded a contract as a result of its Proposal, then; the Teaming Partners intend to negotiate the applicable sub-contract agreements necessary to fulfill the Team's contractual obligations to Advanced Kiosk
Services, Inc. Any agreements between the Teaming Partners and their own sub-contractors will be viewed as that Teaming Partner's responsibility.

Any delay or loss due to any Teaming Partner, its sub-contractors and affiliates, or its failure to meet its obligations under this Agreement and/or any other related agreement will be the responsibility of the particular Teaming Partner to remedy. Such remedy must be made within twenty (20) business days of written notice from any other Teaming Partner. Failure to do so, will constitute grounds for termination of the defaulting Teaming Partner involvement in this Agreement and the Retail Kiosk Delivery System - Power Photo Project.

Contractual commitments are to be met based upon the agreed to Detailed Work Plan. Commitments not met within target dates must be rectified so as not to impact the project deliverables. Formal notice will be given in the event of such an occurrence and any cost associated with delays will be carried by the at-fault Teaming Partner. Failure to do so, will constitute grounds for termination of the defaulting Teaming Partner involvement in this Agreement and the Retail Kiosk Delivery System - Power Photo Project.

Parties involved in the Retail Kiosk Delivery System - Power Photo Project, either Teaming Partners or sub-contractors or any directly affiliated companies or individuals will be excluded from making, or attempting to make contracts, specific or implied, with Advanced Kiosk Services, Inc. or any companies or individuals directly affiliated with it for the duration of this Agreement, without the express written consent of the Teaming Partners.

Relationship between the Teaming Partners

The Teaming Partners will in all matters relating to this Agreement act as independent contractors.

Nothing in this Agreement will be deemed to constitute the Teaming Partner as a business partner, joint venturer, franchisee, agent or employee of any other Teaming Partner (s), except as explicitly stated within this Agreement and in relation to the Bid/Response/ Proposal or other related agreement.

None of the Teaming Partners will represent that it has any authority to assume or create any obligation, express or implied, on behalf of any other Teaming Partner, or to represent the other Teaming Partner outside of strict responsibilities and obligations defined within this Agreement and the Bid/Response/Proposal process (es) and work effort, should the Team be awarded work.

Each Teaming Partner will be responsible for its respective expenses incurred in the course of exercising any rights or responsibilities or meeting any obligations under this Agreement.

Ontario Law

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE PROVINCE OF ONTARIO, CANADA, EXCLUDING ITS CONFLICT OF LAWS RULES.

IT WILL NOT BE GOVERNED BY THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS, THE APPLICATION OF WHICH IS EXPRESSLY EXCLUDED.

EACH OF THE TEAMING PARTNERS SUBMIT TO THE JURISDICTION OF THE PROVINCIAL AND FEDERAL COURTS LOCATED WITHIN THE COUNTY OF YORK WITHIN THE PROVINCE OF ONTARIO WITHIN THE COUNTRY OF CANADA.

SERVICE OF PROCESS COMMENCING ANY SUIT RELATING TO THIS AGREEMENT IN SUCH COURTS MAY BE MADE ON ANY TEAMING PARTNER OR COMBINATION OF TEAMING PARTNES IN THE MANNER SPECIFIED IN RELEVANT SECTION BELOW FOR NOTICE.




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Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such unenforceability will not affect the enforceability of the remaining provisions of this Agreement, and the parties will substitute for the affected provision an enforceable provision which approximates the intent and economic effect of the affected provision as closely as possible.

Notices

All notices relating to this Agreement will be in writing and delivered by courier or hand or sent to the other Teaming Partner by first class certified prepaid mail with return receipt requested to the address of such party specified on the first page of this Agreement (addressed in the case of Sybase Canada Limited to the attention of its General Counsel) or such other address as may be provided by such other Teaming Partner in accordance with this Section, and shall be deemed given upon receipt.

Non-assignment

This Agreement may not be assigned or otherwise transferred by any Teaming Partner (s), whether by operation of law or otherwise, without the prior written consent of each of the Teaming Partners, which consent will not be unreasonably withheld.

Waiver

A waiver of default under this Agreement will not be a waiver of any other default.

Failure or delay by any Teaming Partner to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

Past Due Amounts; Attorneys' Fees

Past due amounts owing from any Teaming Partner (s) to another or others will bear interest at a rate equal to one percent (1%) per month or the maximum rate permissible under applicable law, whichever is less.

In the event of any undertaking to collect fees owing hereunder or any claim, suit or other legal proceeding arising under or related to this Agreement, the prevailing Teaming Partner will be entitled to recover from the other (s) its reasonable costs incurred in such proceeding (including attorneys' fees and disbursements).

For purposes of this section, the term "prevailing Teaming Partner" means the Teaming Partner who obtains substantially the relief sought by such Teaming Partner in such claim, suit or other legal proceeding, whether by settlement, summary judgment, judgment or otherwise.




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Injunctive Relief

The Teaming Partners acknowledge their respective and collective rights, responsibilities and obligations under this Agreement are of a unique character and agree that any breach of this Agreement may result in irreparable and continuing damage to the others for which there will be no adequate remedy in damages and in the event of such breach, the prevailing Teaming Partner will be entitled to injunctive relief and/or a decree for specific performance and such further relief as may be proper.

United States Export Regulations

The Teaming Partners agree that each will comply in all respects with any governmental laws, orders or other restrictions on the export of any product and/or service and any derivative product and/or service (and related information and documentation) which may be imposed from time to time by the governments of the United States, Canada and the country to which the product and/or service is delivered to and/or in ("Export Requirements").

This Section will survive the expiration or termination of this Agreement.

Force Majeure

No delay, failure or default in performance of any responsibility or obligation of either party hereunder shall constitute a breach of this Agreement to the extent caused by force majeure.

Entire Agreement

This Agreement, together with the Appendices, Schedules, Exhibits and Addenda hereto, constitute the entire agreement of the Teaming Partners and supersede any previous communications, representations, understandings or agreements with respect to the subject matter hereof.

A facsimile of a signed copy of this Agreement received by the lead and coordinating Teaming Partner, Sybase Canada Limited personnel may be relied upon as an original and in the event of any inconsistency between such facsimile and a subsequently received hard copy, the facsimile will prevail.

This Agreement may only be modified by written agreement amongst each of the Teaming Partners.





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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective authorized representatives. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.


Per: Sybase Canada Limited                    Per: Advanced Kiosk Services, Inc.

By /s/ Ron (R.W.) Allen                          By /s/ D.J. Huppe
-------------------------------                   ------------------------------
        (Authorized Signatory)                      (Authorized Signatory)

Name  Ron (R.W.) Allen                            Name D.J. Huppe
-------------------------------                   ------------------------------

Title                                             Title
-------------------------------                   ------------------------------

Date    Nov 17 '99                                 Date Nov 17, '99
-------------------------------                   ------------------------------


Per: Power Photo Kiosk Inc.                 Per: Integrated Kiosks Inc.

By   /s/ Ronald H. Thompson                      By /s/ Michael Parker
-------------------------------                   ------------------------------
        (Authorized Signatory)                      (Authorized Signatory)

Name   Ronald H. Thompson                       Name   Michael Parker,
-------------------------------                   ------------------------------

Title                                             Title
-------------------------------                   ------------------------------

Date Nov 17 '99                                   Date   Nov 17 '99
-------------------------------                   ------------------------------